Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Blackboxstocks Inc. on Form S-4 of our report dated March 24, 2025, with respect to our audit of the consolidated financial statements of REalloys Inc. as of December 31, 2024, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such joint proxy statement and consent solicitation/prospectus.

/s/ Stephano Slack LLC

Stephano Slack LLC

Wayne, Pennsylvania

April 11, 2025